Exhibit 23.1

Consent of Independent Registered
Public Accounting Firm

We consent to the incorporation by reference in Registration Statements on Form S-8 (No. 333-130243) of Kentucky First Federal Bancorp (Company) of our reports dated September 28, 2020, on our audit of the consolidated financial statements of the Company as of June 30, 2020 and 2019, and for the years ended June 30, 2020 and 2019, which report is included in this annual report on Form 10-K.

/s/ BKD, LLP

Louisville, Kentucky

September 28, 2020